UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

GMTECH INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-56709	93-3955846
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

45 Rockefeller Plaza, 21F, New York, New York 10111

(Address of principal executive offices)

(646) 508-0022

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Jianting Liu as Director of the Company

On February 24, 2025, the Company accepted the resignation of Jianting Liu from his position as Director. Mr. Liu’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies, or practices, or to any issues regarding its accounting policies or practices.

Election of Jing Zhou as a Director of the Company

On February 24, 2025, the Company appointed Jing Zhou to serve as Director of the Company.

Ms. Jing Zhou now works as a professional manager in Liuzhou Yunzhu Trading Co., LTD., Guangxi. She is mainly responsible for the operation and management of the enterprise, leading the daily administration of the business departments and their branches of the company, providing operation and management services for the enterprise and maintaining and increasing the value of the enterprise's assets.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMTECH INC.

Dated: February 24, 2025	By:	/s/ Juan Yang
	Name:	Juang Yang
	Title:	CEO

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